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                                                                    EXHIBIT 10.3

                 SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

        THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of this 30th day of October, 1998, by and between Atlantic Richfield Company, a Delaware corporation ("Seller"), and Vastar Resources, Inc., a Delaware corporation ("Purchaser").

        WHEREAS, Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of Vastar Offshore, Inc., formerly known as Western Midway Company, a Delaware corporation (the "Company"); and

        WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement dated the 4th day of August, 1998, by which Seller would sell the Shares and Purchaser would purchase the Shares on certain terms and conditions contained therein (the "Stock Purchase Agreement"); and

        WHEREAS, Seller and Purchaser executed that certain First Amendment to Stock Purchase Agreement dated the 12th day of August, 1998 ("First Amendment") addressing the matters addressed therein; and

        WHEREAS, since the time of execution of the First Amendment, Seller and Purchaser have identified certain additional matters to be addressed between them in connection with the transaction contemplated by the Stock Purchase Agreement and desire to reflect their agreement with respect to such matters by the execution of this Amendment.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree that the Stock Purchase Agreement, as amended by the First Amendment, shall be further amended as follows:

        1. In the first recital, the words "now known as Vastar Offshore, Inc.," shall be inserted after the words "Western Midway Company," in the second line.

        2. The following recital shall be inserted after the first recital:
"WHEREAS the Company owns 100% of the ownership interest of Vastar Pipeline, LLC, a Delaware limited liability company, which was formed after execution of the Stock Purchase Agreement."

        3. Section 3.6 of the Stock Purchase Agreement shall be amended in its entirety and shall now read as follows:

        "3.6 Interests in Other Entities. Except for (i) ownership interest of 2% or less in entities whose securities and publicly traded and (ii) Vastar Pipeline, LLC, a Delaware limited liability company of which the Company owns a 100% interest, as of the Closing, the
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Company will not own or have any contractual right to acquire any outstanding equity or other ownership interest in any other corporation, partnership, limited liability company, joint venture or other entity (collectively and excluding the items mentioned in (i) and (ii) above, "Entity")"

        4. Section 5.2 shall be amended to replace the parenthetical in the fourth line with the following "(other than the California Assets, the Gulf Assets and Vastar Pipeline, LLC)".

        IT IS ACKNOWLEDGED by Seller and Purchaser that the Stock Purchase Agreement, as amended by the First Amendment and herein, remains in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed on the day and year first written above.


                                      ATLANTIC RICHFIELD COMPANY

                                      By: /s/ Terry G. Dallas
                                          --------------------------------------
                                          Terry G. Dallas, Senior Vice President

                                      VASTAR RESOURCES, INC.


                                      By: /s/ Pamela S. Pierce
                                          --------------------------------------
                                      Name:  PAMELA S. PIERCE
                                      Title: Vice President


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